Exhibit 10.17

DSM PTG and Sunshine Heart License Supply & Manufacturing Agreement

LICENSE, SUPPLY & MANUFACTURING AGREEMENT

THIS LICENSE, SUPPLY and MANUFACTURING AGREEMENT (“Agreement”), dated as of the 26, day of April 2010 (the “Effective Date”) by and between DSM PTG, Inc., a DSM Biomedical company, with its principal place of business at 2810 Seventh St., Berkeley, CA 94710 (“DSM PTG”) on the one hand, and Sunshine Heart, Inc. a Delaware Corporation and its subsidiary Sunshine Heart Company, Pty Ltd (collectively “SHC”) with its principal place of business at 7651 Anagram Drive Eden Prairie, MN 55344 on the other hand, (together, the “Parties”).

RECITALS

WHEREAS, DSM PTG is the owner of the Subject Technology, as defined below; and

WHEREAS, SHC desires to obtain an exclusive license to and under the Subject Technology for use in the manufacture and sale of Assemblies and Licensed Products in the Field; and

WHEREAS, DSM PTG is willing to grant an exclusive license to and under the Subject Technology to SHC subject to the terms set forth herein; and

WHEREAS, DSM PTG desires to supply and manufacture Assemblies using Subject Technology to meet SHC’s requirements.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises contained in this Agreement, the Parties agree as follows:

AGREEMENT

In addition to the Agreement itself this Agreement includes the following Exhibits:

Exhibit “A” Related DSM PTG Patents

Exhibit “B” Price Model and Payment Schedule ***

Exhibit “C” List of SHC Products

Exhibit “D” Initial12 Month Rolling Forecast

Exhibit “E” Approved Vendor List- Initial

Exhibit “F” Intentionally Left Blank

*** Portions of this page have been omitted pursuant to a request for confidential treatment filed separately with the commission.

Exhibit “G” DMRs for SHC Products

Exhibit “H” Industry Standards

Exhibit “I” SHC Owned Equipment-Initial

Exhibit “J” Material Model

Exhibit “K” Intentionally Left Blank

Exhibit “L” Intentionally Left Blank

Exhibit “M” Sunshine Heart Quality Agreement (separate Agreement incorporated herein by reference but not attached)

Exhibit ‘‘N” Form Certificate of Compliance

Exhibits A through N shall form a part of this Agreement as if set forth at length herein.

1.                                      DEFINITIONS OF TERMS

As used in this Agreement the following terms shall have the following meanings:

“Affiliate” of a person or entity means any individual, sole proprietorship, firm, partnership, corporation, trust, joint venture or other entity, which directly or indirectly controls, is controlled by or is under common control with such person or entity. As used in this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the policies and management of a person or entity, whether by the ownership of stock, by contract or otherwise.

“Approved Vendor List (AVL)” shall collectively mean all suppliers as have or shall be selected by SHC or DSM PTG and approved by SHC with respect to any Materials and Services used in Assemblies. They are the manufacturers or service providers approved to supply Materials and Services in the Approved Vendor List.

“Assembly or Assemblies” shall mean components and mechanical systems that DSM PTG will manufacture for SHC as specified in Attachment 4 to Exhibit M, for inclusion by SHC in a Licensed Product.

“Bill of Materials” shall mean all Material, materials, assembly aids, packaging materials etc required to complete the Assembly as it is provided by DSM PTG and approved by SHC.

“Components” shall mean any and all Material, material, assembly aids, packaging materials, etc used in the manufacture of Assemblies.

“Confidential Information” shall mean any and all information, both technical and non-technical, relating to a Party’s and its Affiliates’ respective businesses and affairs, finances, sales, Assemblies, customers, processes, strategies, techniques, trade secrets, research, development, inventions, testing procedures and marketing that has been or hereafter may be provided or shown to the one Party (the receiving Party) by the other party (the disclosing Party), irrespective of the form of the communication, and also includes all notes, analyses, compilations, studies, summaries and other materials prepared by the receiving Party containing, or based or derived, in whole or in part, on or from, any information of the disclosing Party included in the foregoing. Confidential Information includes samples and other materials and the results of any testing or analysis thereof.

“Defect” means that an Assembly does not meet Specifications.

“DHR” means Device History Record. An FDA term pertaining to the entire manufacturing record of a device, a comprehensive listing of all materials, processes and inspections performed during manufacture and assembly that are required for the subject (device). As used herein this term shall only refer to the manufacturing history of the component to be manufactured by DSM PTG defined herein as an “Assembly.”

“DSM PTG Materials” or “Material” shall mean DSM PTG’s proprietary Materials comprised of Bionate® 90A UR PCU Part FP 70062, Bionate® 75A UR PCU Part FP70064 and BioSpan® SPU Part FP70001 for use in Assemblies and Licensed Products.

“ECN” means a direction in the form of an engineering change order to make a change to an Assembly including a change to the design, manufacture or test procedure for an Assembly or a component or Material.

“Effective Date” shall mean the date designated as such in the preamble to this Agreement.

“Field” shall mean the manufacture, sale and use of SHC’s C-Pulse Cuff Devices for the field of Cardiac Assistance.

“Forecast” shall mean a rolling, written or electronic forecast that sets forth the quantities of the Assemblies and that SHC, in good faith, estimates it will order during the 12-month period beginning on the Effective Date and updated on a rolling quarterly basis.

“Invoice” shall mean any invoice delivered by DSM PTG to SHC in accordance with this Agreement.

“Licensed Product(s) or “Products” shall mean all Products of SHC for use in the Field that incorporate, or are made with DSM PTG Materials and Assemblies as set forth in Exhibit C.

“Manufacturing Discontinuance” If either SHC or DSM PTG stops the manufacturing of a Material, Assembly or Product.

“Order Acknowledgment” shall mean a written or electronic notice delivered by DSM PTG to SHC in accordance with this Agreement to the effect that DSM PTG has received and accepted a Purchase Order.

“Purchase Order” shall mean any written or electronic purchase order delivered by SHC to DSM PTG in accordance with this Agreement.

“Quarterly Business Review (QBR)” shall mean a strategic business meeting between DSM PTG and SHC for the purpose of discussing current business issues and opportunities.

“SHC Owned Equipment” shall mean the manufacturing, assembly, or test equipment described on Exhibit “I”

“SHC” or SHI or Sunshine Heart shall have the same meaning in the Purpose of this Agreement as Sunshine Heart, Inc.

“Specifications” shall mean, with respect to any Assembly, all specifications and requirements as documented by DSM PTG or SHC and approved by SHC as drawings, designs and manufacturing and test specifications for the Assembly, as approved in writing by both Parties and set forth in a separate Quality Agreement referenced as Exhibit M.

“Subject Technology” shall mean all inventions, compounds, know-how, methods, and, materials necessary to make or use DSM PTG Materials which were developed as of the Effective Date and which include but are not limited to all inventions which are covered by any claim of any of the patents identified on Exhibit A hereto together all pending and issued reissues, re-examinations, divisions, continuations, continuations-in-part, renewals, extensions and additions thereto, and all foreign counterparts and applications for foreign counterparts of the foregoing (collectively, the “Patents”).

“Supplier” shall mean any vendor, including SHC that provides Components or Services to DSM PTG.

“Term” shall mean the period commencing with the Effective Date and ending at the time prescribed by Section 17 hereof.

2.                                       GRANT OF LICENSE

2.1                                 License Grant. DSM PTG hereby grants to SHC for the Term of this Agreement, unless terminated as provided herein, an exclusive, worldwide, right and license in and to the Subject Technology to make, have made, use, market, sell and offer for sale Licensed Products solely in the Field during the Term. SHC shall not use or permit anyone else to use the Subject Technology or any DSM PTG Materials for any other purpose.

2.2                                 No Implied Rights. DSM PTG shall retain all other rights to the Subject Technology. Except as is expressly provided in this Agreement, neither Party shall be deemed to have granted to the other, and there shall not arise by implication or otherwise, any rights whatsoever by reason of the execution or performance of this Agreement.

2.3                                 Access to Master Files. Upon SHC’s request at any time during the term of this Agreement, DSM PTG shall authorize SHC’s approved regulatory body to have access to, at no charge other than the fees specifically provided for herein, DSM PTG’s material master files maintained by regulatory authorities to support any approval applications submitted by the SHC for Licensed Products or as otherwise reasonably necessary to exercise SHC’s rights hereunder.

3.                                       PAYMENTS ***

3.1                                 Grant of License. As consideration for the rights conveyed by DSM PTG under this Agreement, SHC shall pay DSM PTG *** according to the schedule of payments described in Exhibit “B” which shall include but not be limited to fees associated with the license granted herein, certain services, and other consideration afforded SHC by DSM. ***.

3.2                                 No Implied Rights. DSM PTG shall retain all other rights to the Subject Technology. Except as is expressly provided in this Agreement, neither Party shall be deemed to have granted to the other, and there shall not arise by implication or otherwise, any rights whatsoever by reason of the execution or performance of this Agreement.

4.                                       SUBLICENSES

4.1                                 SHC shall have no sub-license rights, but shall have the conditional rights, if any, granted under the terms below hereto.

4.2                                 Should DSM PTG be unable to satisfy at least seventy five percent (75%) set forth in SHC’s or its Affiliates of Purchase Orders (as defined herein) as SHC (hereinafter “SHC”) for Assemblies made with Materials for six (6) consecutive months, as defined in this Agreement, in accordance with the Purchase Orders, SHC shall have the right to terminate the Agreement upon thirty (30) days notice to DSM PTG and DSM PTG shall to the extent of its authority to do so, license SHC, for the term of this Agreement, to the limited extent necessary to enable SHC to make or procure its requirements for such Materials to make Assemblies, use and sell Licensed Products for use in the Field from other sources without otherwise adversely affecting DSM PTG’s rights. Should SHC necessarily make or procure its requirements for Assemblies using Materials from a source other than DSM PTG, SHC shall continue to make *** payments to DSM PTG according to Exhibit “B ‘, and DSM PTG shall make all required processes and/or formulations available to SHC so that SHC’s requirement for Assemblies made with Materials can be satisfied, provided that SHC and such source execute and deliver to DSM PTG a confidentiality agreement in such form as DSM PTG may reasonably request.

5.                                       PURCHASE ORDERS

5.1                                 Purchase Orders. Upon the terms and subject to the conditions set forth in this Agreement, DSM PTG shall manufacture and sell to SHC the Assemblies that SHC orders by the delivery of a Purchase Order, and SHC shall purchase those Assemblies from DSM PTG. Such purchase orders shall be binding in terms of and shall set forth the SHC part number, price, quantity and delivery date (“Purchase Order”) and shall be provided to DSM PTG on the first business day of each calendar quarter. On the Effective Date, SHC shall provide DSM PTG with firm and binding Purchase Orders for the first two (2) calendar quarters. Thereafter, SHC shall provide firm and binding Purchase Orders on a rolling quarterly basis such that DSM PTG shall always have two (2) binding quarterly Purchase Orders to be filled. By way of explanation; SHC shall provide binding Purchase Orders for Q1 and Q2. Upon delivery of Assemblies pursuant to the Q1 Purchase Order, SHC shall provide DSM PTG with a firm and binding Purchase Order for Q3.

*** Portions of this page have been omitted pursuant to a request for confidential treatment filed separately with the commission.

DSM PTG shall accept each Purchase Order by the delivery to SHC of an Order Acknowledgment prior to the close of business on the fifth business day after the receipt of the Purchase Order. Neither SHC nor DSM PTG shall have any rights or obligations with respect to any Purchase Order unless and until DSM PTG has accepted the Purchase Order.

6.                                       FORECASTS, COMMITMENTS

6.1                                 Forecasts. (a) Periodically (but no less frequently than Quarterly), SHC shall deliver to DSM PTG a twelve month rolling Forecast. The initial twelve month rolling Forecast is set forth on Exhibit “D”. SHC may modify any Forecast at any time by the delivery to DSM PTG of notice to such effect. Within thirty (30) business days after receipt of a rolling Forecast, or otherwise promptly, DSM PTG shall notify SHC of any prospective problems that DSM PTG is aware of that is likely to prevent DSM PTG from meeting SHC’s forecasted requirements.

7.                                       Intentionally Left Blank

8.                                       MANUFACTURING

8.1                                 Specifications. Materials and Approved Vendors. DSM PTG shall manufacture each Assembly in accordance with the Specifications for the Assembly as defined herein. DSM PTG shall uniquely identify the Materials to distinguish the Materials from any materials held by DSM PTG to incorporate into other DSM PTG products. DSM PTG shall purchase the materials for Assembly manufacturing only from (i) SHC or (ii) Approved Vendors for the Materials. DSM PTG agrees to supply SHC with Assemblies manufactured in compliance with ISO 13485. DSM PTG further agrees to provide SHC with non-sterile samples of Assemblies as set forth in Exhibit B.

8.2                                 Upon the receipt of a copy of the current version of the Approved Vendor List (“AVL”), or an ECN changing a supplier on the Approved Vendor List DSM PTG shall acknowledge receipt thereof. SHC shall use reasonable commercial efforts to approve DSM PTG as an Approved Vendor for any materials for which DSM PTG is not already an Approved Vendor in accordance with SHC’s standard approval procedures. Exhibit “E” Approved Vendor List provides the now current list of Approved Vendors. SHC may from time to time change the AVL in its sole discretion by providing a revised AVL or ECN to DSM PTG. If DSM PTG wishes to revise the AVL a written request shall be provided to SHC for consideration. Acceptance shall be indicated by revision of the AVL or ECN. DSM PTG shall not be responsible for any supply issues, or the consequences thereof, that arise as a result of any delay, negligence or other action or inaction by any vendor on the AVL, or the inability of a vendor on the AVL to meet DSM PTG’s requirements. DSM PTG shall provide prompt notice to SHY of any event that is likely to lead to a delay in the shipment of Assemblies.

8.3                                 Manufacturing Sites. (a) DSM PTG shall manufacture each Assembly only at manufacturing sites approved by SHC for the manufacture of the Assembly in accordance with SHC’s standard approval procedures. If DSM PTG proposes to manufacture any Assembly at any manufacturing site not approved by SHC for the manufacture of the Assembly, then DSM PTG shall deliver to SHC notice to such effect. Within 90 calendar days after the receipt of such notice, SHC shall (i) evaluate the proposed manufacturing site in accordance with SHC’s standard approval procedures and (ii) deliver to DSM PTG a notice that sets forth (A) SHC’s approval of the proposal or (B) SHC’s rejection of the proposal and the reasons therefore. If SHC rejects any such proposal, then SHC and DSM PTG shall jointly review the reasons therefore. SHC hereby approves the manufacture of its Assemblies at the Berkeley CA Facility, subject to the final satisfaction of SHC’s standard approval procedures. SHC shall use reasonable commercial efforts to complete such procedures with respect to the Berkeley CA Facility as promptly as practicable after the date hereof.

8.4                                 Certifications. DSM PTG shall maintain applicable certifications specially: ISO 13485 - 2003 as listed in Exhibit “H”.

(a)                                  Certificate of Compliance. Each delivery of Licensed Product shall be accompanied by DSM PTG’s certificate of compliance in the form attached hereto as Exhibit N, as mutually agreed to by the Parties.

(b)                                 Rejection. Except as provided herein, SHC shall accept all Licensed Product delivered in accordance with the terms and conditions of this Agreement. SHC (a) may reject any portion of any shipment of Licensed Product if such shipment (i) was not manufactured in material compliance with ISO 13485 and/or (ii) does not conform in all material respects with the product Specifications. In order to reject a shipment, SHC must give DSM PTG, within thirty (30) days of receipt of shipment, a reasonably detailed statement of its reasons for rejection and Licensed Product samples demonstrating the purported nonconformance and requesting that DSM PTG either remedy or provide a reasonable plan to promptly remedy such nonconformance. If no such statement is received by DSM PTG then SHC shall be deemed to have accepted the shipment of Licensed Product. In the event of timely rejection by SHC, DSM PTG shall, within thirty (30) business days after receipt thereof, notify SHC of whether it accepts SHC’s notice of nonconformity or it shall be deemed to accept such notice.

(c)                                  Disagreement. If DSM PTG disagrees with any purported nonconformity issue raised by SHC, then both parties agree to cooperate in good faith and make every reasonable effort to resolve the disagreement. If DSM PTG confirms SHC’s rejection under (i) or (ii) above in Section 8.4(b), or if SHC’s rejection is otherwise due to (iii) above in Section 8.4(b), then DSM PTG shall, at its sole expense and option, and in a reasonably prompt manner, but in no event more than sixty (60) days after receipt of SHC’s rejection statement, either replace the nonconforming Licensed Product with conforming Licensed Product or refund to SHC the purchase price thereof or credit such amounts if not already paid. Licensed Product shall not be returned to DSM PTG without DSM PTG’s prior permission, and then only in a manner and to the destination prescribed by DSMPTG.

(d)                                 Dispute Resolutions. If the parties hereto fail to agree as to whether a delivered quantity of Licensed Product meets its agreed product Specifications, then the parties shall cooperate to have the Licensed Product in dispute analyzed by a qualified independent testing laboratory selected by DSM PTG to which SHC does not have reasonable objection. The following provisions shall apply with respect to the results indicated by such independent laboratory:

(i)                                     If the Licensed Product is determined to have met its product

Specifications, then SHC shall bear the costs of the independent laboratory testing and shall accept the shipment of such Licensed Product and promptly pay for such Licensed Product if not yet paid; or

(ii)                                  If the Licensed Product is determined not to meet its product Specifications, then DSM PTG promptly shall bear the cost to replace the affected quantity, or refund amounts paid or credit such amounts if not yet paid, as outlined in Section 8.4(b) and DSM PTG shall bear the costs of the independent laboratory testing.

(e)                                  Regulatory Audit. In the event of a regulatory audit at SHC, which involves any Licensed Product, SHC shall notify DSM PTG of such audit promptly after receiving notice thereof but no less than within one week thereof. Pursuant to such notice of audit, DSM PTG shall supply SHC with documents required to be reviewed as part of a regulatory audit, related to the Licensed Product, within three business days from a request by SHC (or alternatively, DSM PTG shall agree to provide any proprietary information directly to such agency or body within ten business days, and shall respond to any inquiries regarding such information with such agency or body).

(f)                                    Plant Inspection. DSM PTG shall promptly notify SHC whenever a request for a plant inspection is received from the FDA that relates in any way to Licensed Product, and shall promptly advise SHC of any scheduled or unscheduled FDA inspection and the results thereof. A copy of Form 483 observations or other applicable reports, which apply to Licensed Product and redacted as deemed necessary by DSM PTG to protect proprietary information, shall be supplied to SHC upon its request, within ten business days of the request. DSM PTG shall promptly take steps to remedy any valid deficiencies found by the FDA inspectors relating to the manufacture, sterilization and packaging of Licensed Product, and to respond in writing to the Form 483 observations. DSM PTG shall provide SHC with a copy of its responses to any Form 483 observations relating to the Licensed Product in advance of their submission to FDA, redacted of any proprietary information, and shall notify SHC of the date such responses are filed with the FDA.

(g)                                 Recall. In the event that SHC determines that a recall of any one or more Licensed Products is necessary for any reason, DSM PTG shall reasonably cooperate in such recall efforts. DSM PTG’s liability with respect to any recall shall be limited as set forth in this Agreement.

(h)                                 Access. DSM PTG shall provide SHC access to its sites and quality system records for the purpose of auditing the sites for compliance with the requirements of Section 8.1. Any information obtained by SHC as a result of such access shall be subject to the provisions of Section 18 hereof. To the extent that DSM PTG reasonably believes that providing SHC with access to such sites would compromise DSM PTG’s obligations of confidentiality to third parties or require the disclosure of trade secrets, DSM PTG shall grant such access to an independent third party designated by SHC in its reasonable discretion, and reasonably acceptable to DSM PTG, to conduct such audit. Any report furnished by such third party to SHC shall be subject to the provisions of Section 18 herein and DSM PTG shall have the right to review any such report and delete any information it deems a trade secret or the disclosure of which would violate such confidentiality obligations, prior to the release of said report to SHC.

(i)                                     Cooperation. DSM PTG shall cooperate with SHC to provide any authorizations, documents or information in DSM PTG’s possession, or take such other actions, which SHC may reasonably request in order to obtain or maintain any registration, approval, clearance, certification or other authorization with or from any federal, state, local or foreign government agency or any self-regulatory body (or alternatively, DSM PTG shall agree to provide any proprietary information directly to such agency or body in the form of a master file or comparable document, and shall respond directly to any inquiries regarding such information with such agency or body).

(j)                                     Records. Each Party shall keep and maintain complete and accurate records necessary for regulatory compliance for a period of at least five (5) years after the expected life of the Licensed Product or ten (10) years from the date of creation (whichever is less), including all records that ensure the ability to perform complete lot tracing of Licensed Product

8.5                                 Quality-Assurance Program. DSM PTG shall implement and maintain a comprehensive process and quality-assurance program in accordance with a Quality Agreement as referenced in Exhibit M and included as part of this Agreement. DSM PTG shall deliver or make available to SHC any documentation with respect to DSM PTG’s Quality-Assurance Program and the DHRs generated by DSM PTG as is outlined in Exhibit “G” that SHC reasonably requests to verify compliance therewith. Upon the written request of SHC on at least ten business days notice, DSM PTG shall define a mutually agreeable date for SHC to have access during normal business hours to the facilities of DSM PTG and the records of its subcontractors for the purpose of inspecting DSM PTG’s quality-assurance-program compliance, and DSM PTG shall reasonably cooperate with SHC in connection therewith. Upon the request of DSM PTG in connection with any such inspection, SHC shall cause its directors, officers, employees and agents to execute and deliver to DSM PTG an appropriate nondisclosure agreement.

8.6                                 Tooling and SHC Owned Equipment

(a)                                  All tooling produced or obtained by DSM PTG for the Assemblies to be delivered hereunder have been or shall be provided for by SHC. Tooling shall become and remain the property of SHC at the time payment in full is received by DSM PTG. SHC may also consign tooling to DSM PTG for the manufacture of the Assemblies.

(b)                                 All SHC Owned Equipment shall be used by DSM PTG only for the benefit of SHC, and shall be delivered to SHC upon request. DSM PTG will not cause to occur any lien or encumbrance on any such SHC Owned Equipment in DSM PTG possession. DSM PTG will insure any SHC Owned Equipment in DSM PTG possession at the replacement value thereof under the terms of DSM PTG’s then current insurance policies. Upon reasonable notice and written request, DSM PTG shall provide SHC with certificate(s) of insurance, which name SHC as loss payee, as proof of all such risk insurance for the SHC Owned Equipment at DSM PTG. Such certificate(s) shall be endorsed to contain a provision requiring the insurers to endeavor to provide SHC with thirty (30) days written notice of any cancellation in such insurance.

(c)                                  DSM PTG shall maintain all SHC Owned Equipment according to a mutually agreed maintenance schedule and repair, calibrate, or upgrade SHC Owned Equipment; provided, however, SHC shall not be responsible for any repair or replacement of any SHC Owned

Equipment that is damaged as a result of DSM PTG’s misuse. SHC will pay for any such services on a time and materials basis. Labor charges will be billed at DSM PTG’s then current billing rate. Replacement parts for SHC owned equipment will be charged at DSM PTG cost plus 10%.

(i)                                     (d)                                 If SHC requests the return of any SHC Owned Equipment from DSM PTG and the return of such SHC Owned Equipment prevents DSM PTG from providing Assemblies to SBC, then DSM PTG shall be relieved of such obligations. In the event that SHC Owned Equipment requires replacement, or additional tooling or equipment is required to manufacture Assemblies; DSM PTG shall provide SHC written notice of such requirement with an estimate of the costs of such new equipment which must be approved by SHC in writing prior to DSM PTG’s replacement. SHC shall provide such equipment or tooling, or authorization to DSM PTG to purchase such equipment or tooling at SHC’s expense, within thirty (30) days of the date of such written notice. If failure to acquire such tooling or equipment is due to SHC’s failure to supply or approve the purchase of same; and the consequence is that DSM PTG cannot meet Purchase Orders for Assemblies, DSM PTG shall be relived of such obligation. If the parties hereto fail to agree as to whether a such new equipment is required, then the parties shall cooperate to have the issue as to whether new equipment is required analyzed by a qualified independent organization selected by DSM PTG to which SHC does not have reasonable objection to obtain and independent opinion as to whether new equipment is required. The cost of this independent evaluation shall be borne equally by both parties.

(e)                                  All SHC Owned Equipment are listed on Exhibit “I”. If SHC delivers to DSM PTG any new assembly or test equipment, then (i) attachment shall automatically be amended to include the new equipment, and (ii) SHC shall promptly deliver to DSM PTG a copy of the amended Schedule.

(f)                                    SHC hereby grants to DSM PTG a non-exclusive, fully paid-up license to use any loaned software solely with the SHC Owned Equipment in the Field. Notwithstanding any provision of this Agreement to the contrary, DSM PTG may make copies of any such Software only to the extent reasonably necessary for backup and archival purposes. DSM PTG shall not disassemble, reverse compile or reverse engineer any such Software. Upon the request of SHC, DSM PTG shall deliver to SHC all copies of any such Software in accordance with SHC’s instructions.

(g)                                 Discontinuance of Manufacturing If SHC decides to End-of-Life any Product, then SHC shall deliver to DSM PTG a notice that sets forth the expected discontinuation date in advance of at least nine (9) months, If DSM PTG decides to stop the manufacturing any of the Material or Assemblies, DSM PTG will inform SHC at least nine (9) months prior to the date of Manufacturing Discontinuance of the Material or Assembly in order to give SHC a chance to place art end-of life order before the discontinuation.

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10.                                INVENTORY MANAGEMENT

10.1                          Change Consequences on Inventory. Should SHC make any changes to the

Specifications, Quality Agreement, or Approved Vendor List; SHC shall reimburse DSM PTG for the cost and expense associated with any materials or services that are excess or obsolete as a consequence of such change including those in inventory as well as those on order. DSM PTG shall use reasonable efforts to mitigate the cost and expense associated with such change.

11.                               SUPPLY-CHAINMANAGEMENT

11.1                         AVL Changes. If SHC modifies the Approved Vendor List or an Approved Vendor, then SHC shall promptly deliver to DSM PTG a copy of the Modified Exhibit “E” or other Specification that identifies vendors. If DSM PTG proposes to modify the Approved Vendor List, then DSM PTG shall deliver to SHC a proposal that describes the modification in detail and sets forth any change in the purchase price or delivery schedule of any Assembly. If SHC desires to accept any such proposal, then within thirty (30) calendar days after the receipt of the proposal, SHC shall deliver to DSM PTG notice to such effect and a copy of the modified Approved Vendor List. If SHC fails to deliver to DSM PTG such a notice within such 30-calendar-day period, then SHC shall be deemed to have rejected the proposal. DSM PTG shall not implement any proposal to modify the Approved Vendor List unless and until SHC has accepted the proposal.

11.2                         Other Services. Upon the request of SHC, DSM PTG shall perform testing and other mutually agreed services with respect to any materials of SHC (other than the Assemblies) upon mutually agreed prices, terms and conditions.

12.                             PURCHASE AND SALE

12.1                         Prices.

(a)                                The initial purchase price of each SHC Assembly is set forth on Exhibit “B”. All prices are exclusive of freight and exclusive of foreign and domestic federal, state and local excise, sales, use and similar taxes. Such taxes, when applicable, will be billed as separate, additional items on DSM PIG’s invoices. ***

(b)                               Payment. Upon the shipment of any Assembly, DSM PTG shall deliver to SHC an Invoice that sets forth the date, the name and address of DSM PTG, the related Purchase Order number, a detailed description of the Assemblies shipped (including the SHC part number and description) and, the quantity shipped, the delivery destination, the method of shipment, the purchase price in effect on the shipping date (including an itemization of all applicable freight, insurance, packing and other charges), the payment terms, the country of origin, the number of packages, the way bill number and a reference to this Agreement. Payment shall be due within

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thirty (30) days of the shipment date.

(c)                                         Delivery and Shipping. All shipments shall be F.O.B. DSM PIG’s shipping dock. SHC’s Purchase Orders shall specify the carrier or means of transportation or routing, and DSM PTG shall comply with SHC’s instructions. If SHC fails to provide shipping instructions, DSM PTG will make the selection. DSM PTG will make delivery within five (5) business days of the date set forth in the Purchase Order for all deliveries to US locations. DSM PTG will make no representation or warranty as to delivery date for any shipment outside the US. DSM PTG may make deliveries in installments. Partial shipments will be billed as made, and payments therefore are subject to the terms of payment set forth herein. All delivery indications are estimates and are dependent upon prompt receipt of all necessary information to service an order. DSM PTG reserves the right to allocate inventories and production when such allocation becomes necessary. DSM PTG’s obligations under this Agreement are subject to the export administration and control laws and regulations of the U.S. Government. SHC shall comply fully with such laws and regulations in the export, resale or disposition of Assemblies.

(d)                                 Title, Risk of Loss and Reserved Security Interest. Title and risk of loss or damage to the Assemblies shall pass to SHC at the time DSM PTG delivers possession thereof to the carrier. Notwithstanding passage of title, DSM PTG reserves, and SHC grants, a security interest in, and right of repossession of, all Assemblies to secure all of SHC’s payment obligations under this Agreement. SHC agrees to execute additional documents and papers in furtherance of this right if requested by DSM PTG.

(e)                                  Packaging. DSM PTG shall package or cause to be packaged each Assembly in accordance with SHC’s packaging specifications. DSM PTG shall provide a certification of compliance with each shipment in accordance with Section 8.4(a).

(f)                                    Inspection and Acceptance. Prior to the delivery of any Assembly to SHC, DSM PTG shall inspect and test the Assembly in accordance with a test plan approved by SHC and referenced as Exhibit M. Upon the request of SHC, DSM PTG shall deliver or make available to SHC the DHR with respect to any Assembly to verify compliance with requirement. Upon at least ten business days notice from SHC, DSM PTG shall permit SHC to have access during normal business hours to the facilities of DSM PTG for the purpose of inspecting any Assembly, and DSM PTG shall reasonably cooperate with SHC in connection therewith.

(g)                                 Warranty. DSM PTG warrants that all Assemblies sold to SHC will be in compliance with the Specifications established under this Agreement and defined in Exhibit M. The warranties contained herein extend only to SHC, and SHC shall affirmatively disclaim all liability of DSM PTG to any end users of Products, which disclaimer shall be satisfactory to DSM PTG in its sole discretion. The sole and exclusive remedy for any breach of warranty or certification of compliance with respect to any Assembly shall be replacement of that Assembly or refund of the payment price of such Assembly. The warranty contained herein shall not be deemed to have failed of its essential purpose so long as DSM PTG is making good faith efforts to correct defects under the terms of the warranty, or has made the replacements provided for.

EXCEPT AS SET FORTH HEREIN, NO OTHER WARRANTIES, EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE, INCLUDING WITHOUT LIMITATION THE

WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND INFRINGEMENT, ARE MADE BY DSM PTG, UNDER THIS AGREEMENT AND ALL SUCH OTHER WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED. THE PARTIES ACKNOWLEDGE THAT SHC PROVIDED OR DETERMINED THE SPECIFICATIONS FOR THE COMPOSTION OF THE MATERIAL, ASSEMBLIES, VENDOR APPROVAL, AND PRODUCTS AND THE PERFORMANCE AND OTHER SPECIFICATIONS THEREFOR, AND THAT DSM PTG HAS NO RESPONSIBILITY FOR SHC’S DETERMINATION TO USE THE MATERIALS OR ASSEMBLIES IN THE PRODUCTS.

(i)                                     Limitation of Liability. Neither Party will be liable for a delay in performance of or failure to perform an obligation under this Agreement where such failure to perform any duty or obligation has been directly or indirectly caused by any act of God, fire, war, or any other cause outside the reasonable control of that party, and occurring without its fault or negligence, including without limitation, strikes, lock-outs or other industrial disturbances; acts of terrorists or other public enemies; orders of any civil or military authority; insurrection; civil disturbances, sabotage; epidemics; seismic or meteorological events and their consequences; fires or explosions; partial or entire failure of utilities; fuel shortage or unavailability of supplies. NEITHER PARTY SHALL BE LIABLE TO THE OTHER OR TO THE OTHER’S AFFILIATES FOR INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT OR ITS TERMINATION, OR ANY OTHER CAUSE OF ACTION WHETHER LIABILITY IS ASSERTED IN TORT OR CONTRACT, AND IRRESPECTIVE OF WHETHER THE PARTIES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. ALL MONETARY REMEDIES OF THE PARTIES SHALL BE LIMITED TO DIRECT DAMAGES.

13.                               RELATIONSHIP MANAGEMENT

13.1                         Meetings.

(a)                                SHC and DSM PTG shall cause their respective employees to hold Quarterly Business Reviews (QBR) to review and discuss strategic issues such as but not limited to: business trends effecting both the SHC and DSM PTG, price increase, forecasted quantity requirements, delivery performance, quality performance, payment performance, Assembly pricing, manufacturing capacity, compliance issues, and any other matter relating to the business relationship of the parties.

(b)                                 Other Recurring Communications. SHC shall permit its cross-functional team to communicate directly with DSM PTG’s program management team, and DSM PTG shall permit its program management team to communicate directly with SHC’s cross-functional team, with respect to quality, MRP, operations, purchasing, engineering, and any other matters relating to the transactions contemplated by this Agreement. SHC shall cause its operations, purchasing, engineering, and other applicable personnel to communicate as directly as reasonably possible with their respective counterparts at DSM PTG, and DSM PTG shall cause its MRP, operations, purchasing, engineering, and other applicable personnel to communicate as directly as reasonably possible with their respective counterparts at SHC.

14.                             ASSEMBLY MANAGEMENT

(a)                                Assembly Changes: If SHC desires to modify the Specifications or Bill of Materials for any Assembly, then SHC shall work with DSM PTG and deliver or cause to deliver to DSM PTG either an Engineering Change Notice in writing that describes the modification in detail or a revision of the affected Document that includes the changes as set forth at Exhibit M. However; DSM PTG shall determine the effects of such Change at the time of submission and provide notice to SHC of such effects thereof. If SHC desires to implement any such modification, then within 30 calendar days after the receipt of the related notice, SHC shall deliver the signed and approved Engineering Change Notice to DSM PTG for execution. If SHC fails to deliver to DSM PTG such notice within such 30-calendar-day period, then SHC shall be deemed to have elected not to implement the modification. DSM PTG shall implement any such modification approved by SHC in accordance with a mutually agreed schedule.

(b)                                 If DSM PTG proposes to modify the Specifications or Bill of Materials for any Assembly, then DSM PTG shall deliver to SHC a proposed Engineering Change Notice that describes the modification in detail and sets forth (i) any change in the purchase price or delivery schedule of the related Assembly and (ii) a description of any Materials relating to the Assembly that will be rendered obsolete as a result of the implementation of such modification and DSM PTG’s standard material cost therefore. If SHC desires to accept any such proposal, then within 30 calendar days after the receipt of the proposed Engineering Change Notice, SHC shall deliver to DSM PTG notice to such effect. If SHC fails to deliver to DSM PTG such notice within such 30-calendar-day period, then SHC shall be deemed to have rejected the proposal. If SHC rejects any such proposal, then SHC and DSM PTG shall jointly review the reasons therefore. DSM PTG shall not implement any proposal to modify the Specifications or Bill of Materials for any Assembly unless and until SHC has accepted the proposal.

15.                               INSURANCE AND INDEMNIFICATION

15.1                         Insurance and Indemnification. SHC shall cause DSM PTG and its Affiliates, and their respective agents, employees, officers, employees, shareholders and contractors (“Indemnitees”), to be named as additional insureds on policies of general commercial liability and Assemblies liability insurance covering SHC, which coverage shall have limits of liability which are commercially reasonable. Within five (5) days of the beginning of each policy period SHC shall supply DSM PTG with a certificate evidencing the coverage required hereby and the amount thereof. Such coverage shall be maintained for not less than five (5) years following termination of this Agreement, or, if such coverage is of the “claims made” type, for ten (10) years following termination of this Agreement. SHC shall indemnity, defend and hold harmless DSM PTG and the other Indemnitees from and against all losses, liabilities, claims, causes of action, and expenses (including attorneys’ fees and litigation costs), resulting from bodily injury (including death), or property damage arising out of or related to, or asserted to arise from, any Material or Assembly which is the subject of this Agreement, unless it is determined in a court of competent jurisdiction that the loss, damage or claim is the consequence of the negligence or willful act of DSM PTG. DSM PTG shall defend, indemnity and hold harmless SHC against all loss, damages or claims caused by the negligence or willful acts of DSM PTG with total aggregate indemnification obligations of DSM PTG capped at one (1) times annual sales to SHC in the initial year of this Agreement. The insurance referred to above shall provide contractual liability coverage covering SHC’s obligations under the preceding sentence.

16.                               PATENTS AND INFRINGEMENT

16.1                          Patents. DSM PTG may, but shall have no obligation to, prosecute applications and maintain patents covering Subject Technology or DSM PTG Materials. If it elects to do so, DSM PTG shall be responsible for any of its expenses, including attorney’s fees that DSM PTG incurs in order to obtain or maintain the patent(s).

16.2                           Notice of lnfringement. SHC shall promptly inform DSM PTG of any suspected infringement of any claims in any Patent or misuse, misappropriation, theft or breach of confidence of other proprietary rights in the Subject Technology or any DSM PTG Materials by a third party.

16.3                           Warranty. DSM PTG warrants that, to the best of its knowledge, the DSM PTG Materials, components thereof and their materials and manufacturing processes and the Subject Technology, as the same may exist as of the Effective Date, do not infringe any third party patents or other intellectual property rights, and each party shall reasonably cooperate with the other in any investigations undertaken to determine any potential infringement.

16.4                           Remedy. In the event of a breach of the warranty given by DSM PTG in Section 16.3, DSM PTG shall take any one or more of the following actions, simultaneously or sequentially: (a) attempt to redesign the allegedly infringing Assembly so as to make it non-infringing, and (b) if such redesign is impossible or impracticable, attempt to obtain for itself and the benefit of SHC a license to manufacture and sell the allegedly infringing Assembly, or (c) only after attempting, in good faith, to take the aforementioned actions and failing, terminate this Agreement, including without limitation, all licenses granted hereunder and all payment obligations of SHC hereunder.

16.5                           Invalidity. DSM PTG warrants to SHC that: (a) it is unaware of any prior art which would render any of the patents under the Subject Technology invalid; (b) it has not received a third party claim of invalidity or unenforceability of any of the Patents under the Subject Technology; (c) it is unaware of any third party allegations of misappropriation of third party trade secrets by DSM PTG; and (d) that it is unaware of any third party claim of ownership of or invalidity of any of the Subject Technology. To the best of DSM PIG’s knowledge, the license of the Subject Technology hereunder by DSM PTG to SHC pursuant to this Agreement will not violate any right of any third party and DSM PTG has the right and authority to enter into this Agreement and to grant the license granted herein.

17.                               TERMANDTERMINATION

17.1                          Term. The Term of this Agreement shall commence on the Effective Date and terminate on the third (3rd) anniversary of the Effective Date upon receipt of ninety (90) days written notice from either Party of their intent to terminate. After the third anniversary of the Effective Date, this Agreement shall continue on a year to year basis until terminated by written notice as set forth above. This Agreement may also be terminated pursuant to its terms, including under section 4.2, 17.2 or 17.3 of this Agreement. SHC shall ***, despite any expiry of a Patent listed on Exhibit A, in which case the License granted under Section 3.1 shall be a license in and to all Subject Technology except the

*** Portions of this page have been omitted pursuant to a request for confidential treatment filed separately with the commission.

Patent. ***

17.2                           Termination by Consent or for Breach. This Agreement may be terminated at any time by the mutual written agreement of the Parties. In addition, either Party may terminate the Agreement, after providing written notice and sixty (60) days’ opportunity to cure, if the other Party breaches a material provision of this Agreement. DSM PTG shall have the right, at its option, to cancel and terminate this Agreement in the event that SHC shall (i) cease to purchase all its requirements of Assemblies meeting the description and Specifications set forth at Exhibit M, or (ii) become involved in insolvency, dissolution, bankruptcy or receivership proceedings affecting the operation of its business or (iii) make an assignment of all or substantially all of its assets for the benefit of creditors, or in the event that (iv) a receiver or trustee is appointed for SHC and SHC shall, after the expiration of thirty (30) days following any of the events enumerated above, have been unable to secure a dismissal, stay or other suspension of such proceedings. The failure of any party to exercise any right of termination or other right shall not be deemed to be a waiver of any right such party might have to exercise or enforce that right, upon any subsequent breach.

17.3                           Effect of Termination. Any termination of this Agreement shall automatically terminate all licenses granted hereunder unless otherwise set forth herein. Termination of this Agreement shall not, however, terminate the rights and obligations of the Parties under Sections 3, 12, 15, 17 and 18 hereof.

18.                               CONFIDENTIAL INFORMATION

18.1                          Protection of Information. In the performance of this Agreement DSM PTG and SHC may exchange certain Confidential Information. The Parties shall use such information of the other only for the purposes of this Agreement. A party shall disclose the Confidential Information of the other only to those of its employees, directors, agents or associates who have a reasonable need for such Confidential Information in connection with the permitted use of such Confidential Information. The receiving Party of Confidential Information shall inform, its employees, directors, agents or associates who receive such Confidential Information of the terms of this Agreement , and shall take all necessary and appropriate actions to preserve the confidentiality of such Confidential Information, including, without limitation, placing suitable confidentiality legends on all Confidential Information so disclosed and using the same degree of care receiving Party exercises to protect its own proprietary or confidential information (but which in any event shall be not less than a reasonable standard of care). All documents, discs and other materials containing Confidential Information shall remain the sole property of the disclosing Party. The receiving Party shall promptly return all such materials on request, but such return shall not affect the continuing obligations of the receiving Party hereunder. The provisions of this Section 18 are in addition to, and not in lieu of, the obligations of the Parties under the Mutual Confidentiality Agreement dated December 16,2009 executed by the Parties or their Affiliates, the terms of which shall remain in effect.

18.2                           Permitted Use. Nothing contained in this Agreement shall in any way restrict either Party’s right to use, disclose or otherwise deal with any Confidential Information which: (a) at the time of disclosure is generally available to the public, or thereafter becomes generally

*** Portions of this page have been omitted pursuant to a request for confidential treatment filed separately with the commission.

available to the public through no act of the receiving Party in violation of this Agreement; (b) was in the possession of the receiving Party prior to the time of disclosure and such possession is documented by written evidence in existence at the time of such disclosure and was not acquired, directly or indirectly, from the disclosing Party; (c) is independently made available as a matter of right to the receiving Party by a third party lawfully entitled to possess such Confidential Information, provided such third party did not violate any legal obligation to the disclosing Party or any other person or acquire such Confidential Information directly or indirectly from the disclosing Party, or (d) the receiving Party is required to disclose under applicable laws or regulations or a court or other governmental order, provided that (i) except where impracticable, the receiving Party provides the disclosing Party with reasonable advance notice of such disclosure requirement and affords the disclosing Party opportunity to oppose or limit, secure confidential treatment for, such required disclosure, and (ii) the recipient discloses only that portion of the Confidential Information that the receiving Party is legally required to disclose.

19.                               GENERAL

19.1                          Governing Law. This Agreement shall be governed by the laws of the State of New York without regard to conflicts of law principles. The Parties also agree that the United Nations Convention on Contracts for the International Sale of Goods does not apply to this Agreement.

19.2                           Complete Agreement; Modification; Waiver. This Agreement, including its Exhibits, which are hereby incorporated by reference, and any other agreement or Mutual Confidentiality Agreement referred to herein are intended as the complete, final and exclusive statement of the terms of the agreement between the Parties with regard to the subject matter hereof, and supersedes any and all agreements between them relating to the subject matter hereof. No modification, change, or amendment to this Agreement, or any waiver of any rights in respect hereto, shall be effective unless in writing signed by the Party to be charged. The waiver of any breach or default hereunder shall not constitute the waiver of any subsequent breach or default.

19.3                           Notices. Any notice or report required or permitted by this Agreement shall be deemed given if delivered personally or if sent by either Party to the other by registered or certified mail, postage prepaid, or internationally recognized courier, for overnight delivery, or by electronic transmission (e.g. E-mail or facsimile). If by personal delivery or by courier, delivery shall be effective on receipt. If by electronic transmission, delivery shall be effective on the day after transmission. If by mail, delivery shall be effective on the third business day after mailing. Notices shall be transmitted as follows:

If to DSM PTG:

President / CEO DSM PTG

2810 7th Street, Berkeley, California 94710 USA

Attn: Robert S. Ward

Phone 510 841 8800

Fax: (510) 841-7800

If to SHC:

Sunshine Heart, Inc. Attn: Dave Rosa, CEO

14413 Westridge Drive

Eden Prairie, Minnesota 55347

19.4                           Assignment and Successors. Neither Party shall assign this Agreement or any rights hereunder, or delegate any obligations hereunder, without the prior written consent of the other Party, except as expressly permitted hereby. Either Party shall be entitled to assign its interest in this Agreement and to delegate its obligations under this Agreement, in whole but not in part, in connection with a merger or other business combination in which it is not the surviving entity or to a party which acquires substantially all of the business and assets of the transferring Party which are related to the line of business which is the subject of this Agreement and which assumes in writing the transferring Party’s obligations hereunder. Such assignment or delegation shall not relieve the transferring Party of its obligations hereunder, and such Party shall remain secondarily liable therefore. Subject to the foregoing, this Agreement shall bind and inure to the benefit of the Parties and their respective successors and assigns.

19.5                           Severability. In the event any provision of this Agreement is found to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of any of the remaining provisions shall not in any way be affected or impaired thereby.

19.6                                   Arbitration. Any dispute arising under or relating to this Agreement shall be decided by binding arbitration as follows. The Parties shall use all reasonable efforts to resolve the dispute through direct discussions within 30 days of written notice that there is such a dispute. If no amicable settlement is reached as a result of the discussions, the matter shall be finally settled by arbitration conducted expeditiously by a single neutral arbitrator in accordance with the applicable rules of the American Arbitration Association. No arbitrator may serve who has had at any time a material personal or financial relationship with any participant to the dispute or any Affiliate of any such participant. The place of arbitration shall be in the county in which is located the principal place of business of the respondent. The arbitrator is not empowered to modify the terms of this Agreement. The arbitrator shall award costs and attorneys’ fees to the prevailing Party. The dispute resolution proceedings contemplated by this provision shall be as confidential and private as permitted by law. To that end, the Parties shall not disclose the existence, content or results of any proceedings conducted in accordance with this provision, and materials submitted in connection with such proceedings shall not be admissible in any other proceeding; provided, however, that this confidentiality provision shall not prevent a petition to vacate or enforce an arbitral award, and shall not bar disclosures required by law. The Parties agree that any decision or award resulting from proceedings in accordance with this dispute resolution provision shall have no preclusive effect in any other matter involving third parties. Notwithstanding the foregoing, if the enforcement of any right under this Agreement reasonably requires recourse to the equitable remedies provided by a court, due to the immediacy or nature of the remedy sought (for example, a preliminary injunction or a temporary restraining order), then either Party may pursue such equitable remedies in a court of competent jurisdiction if otherwise permissible by law pending submission of the matter to arbitration.

19.7                           Compliance with Laws. SHC shall at all times during the term of this Agreement and for so long as it shall sell Licensed Products comply with all laws and regulations that apply to import, export, manufacture, use, sale, marketing, distribution and other commercial exploitation of Licensed Products or any other activity undertaken pursuant to this Agreement.

19.8                           Non-Waiver. The parties covenant and agree that if a party fails or neglects for any reason to take advantage of any of the terms provided for the termination of this Agreement or if a party, having the right to declare this Agreement terminated, shall fail to do so, any such failure or neglect by such party shall not be a waiver or be deemed or be construed to be a waiver of any cause for the termination of this Agreement subsequently arising, or as a waiver of any of the terms, covenants or conditions of this Agreement or of the performance thereof. None of the terms, covenants and conditions of this Agreement may be waived by a party except by its written consent.

19.9                           Independent Contractors. The Parties hereby acknowledge and agree that each is an independent contractor and that neither Party shall be considered to be the agent, representative, master or servant of the other Party for any purpose whatsoever, and that neither Party has any authority to enter into a contract, to assume any obligation, or to give warranties or representations on behalf of the other party. Nothing in this relationship shall be construed to create a relationship of joint venture, partnership, fiduciary or other similar relationship between the Parties.

19.10                     Publicity. During the Term and thereafter, except as required by applicable law, neither Party shall, without securing the prior written consent of the other Party, release the terms of this Agreement to any third party, publicly announce the terms of this Agreement or otherwise use the name of the other Party in any website, publication or press release without the prior written consent of the other Party.

Remainder of page Intentionally Left Blank — Signature Page Follows

IN WITNESS WHEREOF, the Parties hereby execute this Agreement effective as of the Effective Date.

DSM PTG, INC.

Name:	Rob Evans

Title:	Vice President Global Sales & Marketing

Signature:	/s/ Rob Evans

Date:	4/22/10

Name:	Robert Ward

Title:	President

Signature:	/s/ Robert S. Ward

Date:	4/26/10

SUNSHINE HEART, INC.

Name:	Dave Rosa

Title:	CEO

Signature:	/s/ Dave Rosa

Date:	4/14/10

EXHIBIT “A”

RELATED DSM PTG PATENTS

Patents covering Bionate materials

•                  Patent entitled “Crack- Resistant Polycarbonate Urethane Polymer Prostheses” U.S. Patent Serial No. 5,133,742 granted July 28, 1992

•                  Patent entitled “Crack-Resistant Polycarbonate Urethane Polymer Prostheses, and the Like, U.S. Patent Serial No. 5,229,431 granted July 20, 1993

Applications related to the foregoing two patents:

•                  Canada- Application No. 2,038,605

•                  Europe- Application No. 0461375

•                  Germany -Application No. 9117117

•                  Spain- Application No. 2077104

•                  Japan- Application No. 4226119

Patent entitled “Surface-Modifying End Groups for Biomedical Polymers, Ward et al U.S. Patent Serial No. 5,589,563_December 31, 1996

“Self-Assembling Monomers and Oligomers as Surface Modifying End-groups for polymers”

International application number: PCT/US2006/046586, filing date: 7 December 2006

Related Sunshine Heart Patents

US Patents covering the Heart Assist Field include Devices, Systems and Methods. Sunshine has a number of applications pending for worldwide coverage in the areas related to our research and development. Listed below are only the US patents and applications, the complete portfolio of patents and applications is considered included in this contract. There is a specific type of device known as an Actuator which includes the inflatable Balloon and Wrap.

•                  A patent titled “Heart Assist Devices Systems and Methods” US Patent Number 6,808,484

•                  A patent titled “Heart Assist Devices Systems and Methods” US Patent Number 7,357,771

•                  A patent titled “Heart Assist Device utilising Aortic Deformation” US Patent Number 7,347,8111

Applications pending but not yet approved

•                  A patent titled “Heart Assist Devices Systems and Methods” US Application 12/035,247

•                  A patent titled “Heart Assist Device utilising Aortic Deformation” US Application 12/044,853

•                  A patent titled “Actuator for a heart assist device” US Application 10/595605

•                  A patent titled “A wrap” US Application 10/595602

Remainder of page intentional blank

Exhibit “B”

PAYMENT SCHEDULE OF LICENSE FEES

***

*** Two pages have been omitted pursuant to a request for confidential treatment filed separately with the commission.

Exhibit “C”

List of SHC Products

Catalog number	Description

93020	C-Pulse Cuff, Small

93021	C-Pulse Cuff, Small Not for Human Use

94020	C-Pulse Cuff, Medium

94021	C-Pulse Cuff, Medium Not for Human Use

95020	C-Pulse Cuff, Large

95021	C-Pulse Cuff, Large Not for Human Use

Exhibit “D”

Initial Twelve Month Rolling Forecast

Forecast to be provided within 45 days of the Effective date.

Exhibit “E”

Initial Approved Vendor List

Suppliers for the program are identified on the Bill of Materials (BOM) document(s) which are provided as part of the requirements and specifications constitute the AVL.

Number FRM-061-A Approved Vendor List

Approved Suppliers List

Number: FRM-061	Notes:	Rev. A
ECN: 012	Contacts are for reference purposes only and are subject to change

Key components may only be sourced from Approved Suppliers according to requirements at FM-002 Supplier Evaluation

Spec No.	Status	Supplier Name	Manufacturer	Distributor	Address	Phone	Fax	E-Mail	Contact*	Approval Date	Next Assessment Due
		PTG								17-Oct-08	17-Apr-09
		ASDM								17-Oct-08	17-Apr-09
		Nusil								17-Oct-08	17-Apr-09
		LSO			830 Challenger St. Brea, CA 92821	714 672 1090	714 672 1093			17-Oct-08	17-Apr-09
		Bard PV								17-Oct-08	17-Apr-09
		Centurion								17-Oct-08	17-Apr-09
		Calmont Wire and Cable								17-Oct-08	17-Apr-09
		Fischer Connectors								17-Oct-08	17-Apr-09
		Fort Wayne Metals								17-Oct-08	17-Apr-09
		Russell Symes								17-Oct-08	17-Apr-09
		Macam Rubber								17-Oct-08	17-Apr-09
		REIM								17-Oct-08	17-Apr-09
		Nelson Laboratories								17-Oct-08	17-Apr-09
	Conditional Approval	Plexus TG and EA								17-Oct-08	17-Apr-09
		W.L. Gore								17-Oct-08	17-Apr-09
		House of Packaging			13170 Temple Ave.Industry, CA 91746	626 369 3371	626 333 6115			17-Oct-08	17-Apr-09
		Formrite								17-Oct-08	17-Apr-09
		Steritech								17-Oct-08	17-Apr-09
		Oliver-Tolas Healthcare Packaging			445 6th St. NW Grand Rapids, MI 49504 USA	616 456 7711	616 456 5820			17-Oct-08	17-Apr-09
			U-Line		2105 S. Lakeside Dr. Waukegan, IL 60085	1800 958 5463	1800 295 5571
			Rite Pak		29 Huntingwood Dr. Huntingwood, NSW 2148, Australia	(02) 9672 7887	(02) 9672 7515		Anita Baker
			Bard Peripheral Vascular		1625 West 3rd Street P.O. Box 1740, Tempe, AZ 85280- 1740, USA	(+1) 480 303 2695	(+1) 480 966 7062	susan.moore@crbard.com	Susan B. Moore
			Specialist Medical Supplies		4/2 Moore Avenue, West Lindfield, NSW 2070, Australia	(02) 9880 7311	(02) 9880 7355
			Pacific Container, Inc		Suite 122, 2192 Dupont Dr, Irvine, CA 92612-1328, USA	949 476 0484	949 955 3951
			B. Braun Australia Pty Ltd		Norwest Business Park, 17 Lexington Drive, Bella Vista NSW 2153, Australia	(02) 9629 0200	1800 628 045	David.Chuck@bbraun.com	David Chuck
			B. Braun OEM Division B. Braun Medical Inc.		824 Twelfth Ave, Bethlehem, PA, 18018, USA	866 822 7286	610 691 6715	contact- usa@bbraunoem.com
			NuSil Technology LLC		1050 Cindy Lane, Carpinteria, CA, 93013	(+1) 805 684 4118	(+1) 805 566 9905
				EIM Medical Consulting Pty Limited	P.O. Box 1495, Mona Vale NSW 1660, Australia	(+61) 2 9979 9448	(+61) 2 9997 5646	eim.med@bigpond.net.au	Bozana Beric

Exhibit “F”

Intentionally Left Blank

To be jointly created by SHC & DSM PTG

Exhibit “G”

DMR documents for SHC Products

DMR (Device Master Record) documents are listed below for the Assemblies covered by this agreement. The revision of each DMR shall be the latest version not necessarily the revision cited below. The DMR includes all subordinate documents contained therein.

DMR Number & Rev	Title
DMR 93020-G	C-Pulse Cuff, Small
DMR 94020-H	C-Pulse Cuff, Medium
DMR 95030-H	C-Pulse Cuff, Large

DHR document types

A DHR typically consist of one or more of the following document types. The list may not be inclusive or use identical terminology for all Vendors

Work Order Templates

Travelers

Procedures for Manufacturing, Assembly, Test, Inspection, etc.

Certificate of Compliance or Analysis (CofC) templates

Inspection results/forms

Test Data sheets/forms

etc

Exhibit “H”

Industry Standards and Certifications

CERTIFICATIONS

ISO 13485

ISO 9001

and all successor standards to ISO 13485 and ISO 9001.

Exhibit “I”

SHC Provided and Owned Equipment, Tooling, and Material

Equipment and Tooling

Qty	Part#	Rev	Description
			BALLON MANDRELS AND J HOOKS
5	01338		Mandrel, Balloon, EABe, Small
5	01340		Mandrel, Balloon, EABe, Medium
5	01342		Mandrel, Balloon, EABe, Large
5	01346		Assembly J-Hook, Dipping

1	?		Dispensing Robot (BFD)

4	01684	A	Balloon Bushing Bonding Jig (See below for individual items)
1			Stand for Balloon Bushing bonding (01703 & 01704)
1	01703	A	Stand Bushing Bonding plate
3	01704	A	Post, Bushing Balloon Bonding
3	01712	A	Guide Post , Bushing Balloon Bonding Jig
4	01688	A	Base, Bushing Balloon bonding jig
2	01685	B	Bushing Balloon bonding clamp plate, Small
2	01708	B	Bushing Balloon bonding clamp plate, Medium
8	01699	A	Slider plate, Bushing Balloon bonding
24		-	Screws for assembly (M4 thumbscrews x9, M6x12, M4x3)
2	01684	A	Balloon Bushing Bonding Jig (See below for individual items)
2	01688	A	Base, Bushing Balloon bonding jig
4	01699	A	Slider plate, Bushing Balloon bonding
2	01709	B	Bushing Balloon bonding clamp plate, Large
14	------	-	Screws for assembly and spares (M4 thumbscrews x6, M6 x8)
3	01556		Hot Knife Tip
			HELIX CUTTING TEMPLATES
1	01400		Cutting Template, Upper, Bard Tube, 38
1	01401		Cutting Template, Inner, Bard Tube, 38
1	01402		Cutting Template, Lower, Bard Tube, 38
2	01582		Baseplate, Clamp, 1 with SS Spring Pin
2	01583		Lockplate, Clamp
4	01584		Pin, Clamp
1	01588		Cutting Template, Upper, Bard Tube, 36
1	01586		Cutting Template, Inner, Bard Tube, 36
1	01587		Cutting Template, Lower, Bard Tube, 36
2	01582		Baseplate, Clamp, 1 with SS Spring Pin
2	01583		Lockplate, Clamp
4	01584		Pin, Clamp
multiple	01585		Center Support
			WRAP PATTERN CUTTING TEMPLATES
1	01514		Wrap, EABe Cutting Template, Small
1	01351		Wrap_, EABe, Cutting Template, Medium
1	01352		Wrap, EABe, Cutting Template, Large
			TAIL GLUING JIGS CENTRAL
1	01678		Glue Template, Wrap Center, Small

1	01679	Glue Template, Wrap Center, Medium
1	01680	Glue Template, Wrap Center, Large
1	01692	Central Tail Glue Jig
2	(CL-51-TC)	Toggle Clamp with Fasteners
8		M4x10 SS Pan Head (Philips)
1	01693	Clamp Disk
		TAIL GLUING JIGS SIDE
1	01681	Glue Template, Wrap Tail
1	01690	Glue Clamp, Wrap Tail
1	01691	Base Plate, Gluing WrapTail
4	{CL-250HTC-S)	Toggle Clamp with Fasteners
16		M4x10 SS Pan Head (Philips)
multiple	01693	Clamp Disk
		WRAP HEAT SHAPING
1	01659	Baseplate, Heat Shaper Nests
2		M4x20mm SS Countersunk Screw
1	01615	Heat Shaping Arbor, Small
1	01616	Heat Shaping, Nest, Small
1	01657	Clamp, Heat Shaping Nest, Small
2		M4x12mm SS Socket Head Cap Screw
2	01617	Arbor Clip
4		M4x10mm SS Socket Head Cap Screw
1	01659	Baseplate, Heat Shaper Nests
2		M4x20mm SS Countersunk Screw
1	01628	Heat Shaping Arbor, Medium
1	01629	Heat Shaping, Nest, Medium
1	01626	Clamp, Heat Shaping Nest, Medium
2		M4x12mm SS Socket Head Cap Screw
2	01617	Arbor Clip
4		M4x10mm SS Socket Head Cap Screw
1	01659	Baseplate, Heat Shaper Nests
2		M4x20mm SS Counter Sunk
1	01631	Heat Shaping Arbor, Large
1	01632	Heat Shaping, Nest, Large
1	01658	Clamp, Heat Shaping Nest, Large
2		M4xl2mm SS Socket Head Cap Screw
2	01617	Arbor Clip
4		M4x10mm SS Socket Head Cap Screw
		PORT GLUING JIGS
1	01635	Clamp, Base, Small
1	01636	Clamp, Top, Small
1		M4x10mm SS Thumb Screw
1	01638	Clamp, Base, Medium
1	01639	Clamp, Top, Medium
1		M4x10mm SS Thumb Screw
1	01641	Port Glue Clamp, Base, Large
1	01642	Port Glue Clamp, Top, Large
1		M4x10mm SS Thumb Screw
		BUCKLE CLEANING AND ATTACHMENT
1	01697	Buckle Location Template
1	(8464A63)	Multi-position vice
1	01800	Buckle Template Clamp Base
1	01801	Buckle Template Clamp Brace

1	01802	Buckle Template Clamp Bushing
1		MS Wingnut
2		M5x14 Phillips CSK Screw
1		M5x16 Phillips CSK Screw
		IN-PROCESS TAG
1	01702	Cutting Template, In-Process Label

Inventory Items

Part#	Description	Quantity
044938	Bard woven polyester tubing (wrap material) 38mm wide	35
01425-E	C-Pulse Buckle	330
N/A	Completed Wraps	1 tray
N/A	In process cuff wrap tails	1 bag
N/A	Sterilization pouches - assorted	1 bag
SPM 01330-B	Prolene suture	1 bag
SPM 01707-A	Ethibond polyester Suture, 4-0	1 bag
SPM 01330-A	Prolene Suture	1 bag
01425-E	Buckle, C-Pulse	1 bag

Miscellaneous Items - Instruments Consumables Etc.

Description	Quantity
various wrap offcuts	1 bag

Folder containing various labels	1 folder

1 Box of forceps, tools for cutting wrap, and

1 Box of cutting tools with divider

Incl:

•      Dividers

•      Spatula

•      No.3 scapel

•      Size 11 blades

•      Rule 150mm

•      Razor blades

•      Needle drivers

•      Tweezers

•      Babcock Tissue Forceps

•      Pen

2 boxes

Box ofEFD dispensing accessories kit Incl:

•      NPT to Barrel elbows (907P) multiple

•      3cc barrel reservoirs (5109LL-B) multiple

•      White pistons for 3cc barrels (5109PE-B) multiple

•      Snap tight cap for 3cc reservoirs multiple (51 09EC-B)

•      Orange Tip Caps (5113-B) multiple

•      Dispenser tips green smooth flow (5118TT-B) multiple

1 box with multiple parts

Exhibit “M”

Quality Agreement

Specifications Inspection Documents:

Balloon:

QCT 40079 REV E     QCT 40080 REV E     QCT 40081 REV E

Subassembly:

QCT 40094 REV E     QCT 40095 REV E     QCT40096 REV E

Final Assembly:

QCT 90042 REV B     QCT 90043 REV B     QCT 90044 REV B

Exhibit ‘‘N’’

Form of Certification of Compliance

Print on DSM PTG Letterhead

CERTIFICATE OF COMPLIANCE

To:          Sunshine Heart Company P/L

Purchase Order No.:

DSM PTG Part No.:	Revision:

SHC Part No.:	Revision:

Description:

Quantity:

DSM PTG Lot Number:

DSM PTG Date of Manufacture:

DSM PTG hereby certifies that products completed under the above purchase order were produced in conformance to requirements contained in the DSM PTG-SHC Quality Documentation. It is further certified that all manufacturing records are on file and readily available for review at DSM PTG upon request.

Authorized Signature:		Date:
DSMPTG

Printed Name:

Title of Signature: